Exhibit 10.1(b)

____________ __, 2017

Capitol Investment Corp. IV

509 7th Street, N.W.

Washington, D.C. 20004

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:     Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Capitol Investment Corp. IV, a Cayman Islands exempted company (the “Company”), and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC as representatives (collectively, the “Representatives”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant, each whole warrant exercisable for one Class A Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.       If the Company solicits approval of its shareholders of a Business Combination, each of the undersigned will vote all shares beneficially owned by him or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.       In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (“Charter”), each of the undersigned will, as promptly as possible, (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account not previously released to the Company, divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Each of the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founders’ Shares owned by the undersigned (“Claim”). However, if any of the undersigned have acquired IPO Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Charter. In the event of the liquidation of the Trust Account, [Mark D. Ein][L. Dyson Dryden] agrees that they will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the assets in the Trust Account, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Each of the undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3.       Each of the undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

4.       Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

5.        (a)       The undersigned agrees that the Founder’ Shares may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement) until the earlier to occur of: (1) one year after the consummation of a Business Combination and (2) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the founder shares will be released from the lockup.

(b)       The undersigned will not, without the prior written consent of Citigroup Global Markets Inc. pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any other Units, ordinary shares, Warrants of the Company or any securities convertible into, or exercisable, or exchangeable for, ordinary shares or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

(c)       The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Placement Warrants will be subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to the undersigned’s Private Placement Warrants.

(d)       The undersigned acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Founders’ Shares or Private Placement Warrants are required to contribute back to the capital of the Company a portion of any such securities to be cancelled by the Company or transfer any such securities to third parties, the undersigned will contribute back to the capital of the Company or transfer to such third parties, at no cost, a proportionate number of Founders’ Shares or Private Placement Warrants, as applicable, pro rata with the other holders of Founders’ Shares or Private Placement Warrants, as applicable.

6.         (a)        In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (net of amounts previously disbursed to management for working capital purposes and excluding the amount of deferred underwriting discounts held in trust), subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

(b)       The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach of the obligations under paragraph 6(a) herein, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.       [Mark D. Ein][L. Dyson Dryden] agrees to be the [Chairman of the Board of Directors and Chief Executive Officer][President and Chief Financial Officer] of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. [Mr. Ein’s][Mr. Dryden’s] biographical information previously furnished to the Company and the Representatives is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. [Mr. Ein’s][Mr. Dryden’s] FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all respects. [Mr. Ein][Mr. Dryden] represents and warrants that:

(a)	he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)	he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)	he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.       Each of the undersigned has full right and power, without violating any agreement by which he or it is bound, to enter into this letter agreement and with respect to [Mr. Ein][Mr. Dryden], to serve as [Chairman of the Board of Directors and Chief Executive Officer][President and Chief Financial Officer].

9.        Each of the undersigned hereby waives any right to exercise conversion rights with respect to any of the Company’s ordinary shares owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founders’ Shares or IPO Shares, and each agrees not to seek conversion with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any vote to approve a Business Combination.

10.      Each of the undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article 49.4 of the Company’s Charter prior to the consummation of a Business Combination unless the Company provides public shareholders with the opportunity to convert their ordinary shares upon such approval in accordance with such Article 49.4 thereof.

11.     In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, [Mr. Ein][Mr. Dryden] agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

12.     This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

13.     As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsors of the Company immediately prior to the IPO; (iii) “Founders’ Shares” shall mean all of the Class B Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the Class A Ordinary Shares issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s IPO will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-219146) filed with the Securities and Exchange Commission.

14.       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.       Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16.       This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

[Signature Page Follows]

[Mark D. Ein][L. Dyson Dryden]
Print Name of Insider

Signature

[Capitol Acquisition Management IV LLC][Capitol Acquisition Founder IV LLC]
Print Name of Insider

By:	[Mark D. Ein][L. Dyson Dryden], Sole Member

Signature

Acknowledged and Agreed:

Capitol Investment Corp. IV

By:
Name:
Title:

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